                                                                    EXHIBIT 10.2


              ====================================================


                           SILICON VALLEY GROUP, INC.

                             ----------------------

                 Series B Convertible Redeemable Preferred Stock

                               Purchase Agreement

                             ----------------------

                                February 21, 1995


              ====================================================

                                TABLE OF CONTENTS

                                                                                   PAGE
SECTION 1 - Authorization and Sale of the Shares  . . . . . . . . . . . . . . . . .   1

         1.1     Authorization of the Shares  . . . . . . . . . . . . . . . . . . .   1
         1.2     Sale of Shares . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2 - Closing Date; Delivery  . . . . . . . . . . . . . . . . . . . . . . . .   1

         2.1     Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.2     Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 3 - Company Representations and Warranties  . . . . . . . . . . . . . . . .   2

         3.1     Organization and Standing  . . . . . . . . . . . . . . . . . . . .   2
         3.2     Corporate Power  . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3.4     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.5     Conversion Stock . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.6     Accuracy of Reports  . . . . . . . . . . . . . . . . . . . . . . .   3
         3.7     Financial Statements and Changes . . . . . . . . . . . . . . . . .   3
         3.8     Registration Rights  . . . . . . . . . . . . . . . . . . . . . . .   4
         3.9     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.10    No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.11    Governmental Consents  . . . . . . . . . . . . . . . . . . . . . .   5
         3.12    Patents, Trademarks, etc . . . . . . . . . . . . . . . . . . . . .   6

SECTION 4 - Purchaser Representations and Warranties and
                     Restrictions on Transfer Imposed by the
                     Securities Act . . . . . . . . . . . . . . . . . . . . . . . .   6

         4.1     Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.2     Corporate Power  . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.3     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.4     Governmental Consents  . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 5 - Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . .   7

         5.1     Conditions to Purchasers' Obligations at Closing . . . . . . . . .   7
         5.2     Conditions to Company's Obligations  . . . . . . . . . . . . . . .   8

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                      PAGE
SECTION 6 - Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

         6.1     Required Registration  . . . . . . . . . . . . . . . . . . . . . . .   9
         6.2     Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.3     Additional Registration Rights . . . . . . . . . . . . . . . . . . .  13
         6.4     "Stand-Off" Agreement  . . . . . . . . . . . . . . . . . . . . . . .  13
         6.5     Information Rights . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.6     Right of First Offer . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 7 - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         7.1     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.2     Finder's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.3     Delays or Omissions  . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.4     Waivers and Amendments . . . . . . . . . . . . . . . . . . . . . . .  16
         7.5     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.6     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.7     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .  16
         7.8     Notices, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.9     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.10    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.11    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.12    Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.13    Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.14    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

EXHIBITS

Exhibit A--Schedule of Purchasers
Exhibit B--Certificate of Designation of Series B Convertible Redeemable
  Preferred Stock
Exhibit C--Schedule of Exceptions
Exhibit D--Registration Rights Agreement
Exhibit E--Legal Opinion of Wilson, Sonsini, Goodrich & Rosati

                           SILICON VALLEY GROUP, INC.

                 SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK

                               PURCHASE AGREEMENT




         This Agreement is made as of February 21, 1995, by and among Silicon Valley Group, Inc., a Delaware corporation (the "Company"), and the purchasers listed on the Schedule of Purchasers (the "Schedule of Purchasers") attached hereto as Exhibit A (individually, a "Purchaser," and collectively, the "Purchasers").

                                    SECTION 1

                      Authorization and Sale of the Shares

         1.1 Authorization of the Shares. The Company has authorized, or before the Closing (as defined below) will have authorized, a new series of preferred stock, designated Series B Convertible Redeemable Preferred Stock (the "Series B Preferred"), such series having the respective rights, preferences and privileges provided for in the Company's Certificate of Designation of Series B Convertible Redeemable Preferred Stock attached hereto as Exhibit B (the "Series B Certificate"). In addition, prior to the Closing, the Company will have authorized the issuance and sale to the Purchasers of an aggregate of 14,943 shares (the "Shares") of the Series B Preferred at a purchase price of $2,008 per share, or an aggregate purchase price of $30,005,544 (the "Purchase Price").

         1.2 Sale of Shares. Subject to the terms and conditions hereof, at the Closing specified in Section 2.1 below, the Company will issue and sell to each Purchaser, severally and not jointly, and each Purchaser will severally purchase from the Company the respective number of Shares set forth opposite such Purchaser's name on the Schedule of Purchasers. The common stock of the Company ("Common Stock") issued or issuable upon conversion of the Shares is referred to as the "Conversion Stock." The Shares, the Conversion Stock and any other securities issued or issuable in respect of the Shares are collectively referred to as the "Securities."

                                    SECTION 2

                             Closing Date; Delivery

         2.1 Closing Date. The purchase and sale of the Shares shall occur at a Closing to be held at such time as shall be designated by the Company by written notice of at least two (2) business days and agreed to by Purchasers purchasing at least a majority of the Shares (the "Closing Date"). The Closing will take place at the offices of Wilson, Sonsini, Goodrich &

Rosati, legal counsel to the Company, 650 Page Mill Road, Palo Alto, California 94304 or at such other place as shall be designated by the Company and agreed to by Purchasers purchasing at least a majority of the Shares.

         2.2 Delivery. At the Closing, the Company shall deliver to each Purchaser a certificate, in such denomination and registered in Purchaser's name as set forth on the Schedule of Purchasers, representing the number of Shares which such Purchaser is purchasing from the Company against delivery to the Company of a check or wire transfer payable to the order of the Company in the amount of the purchase price of the Shares to be purchased by such Purchaser.

                                    SECTION 3

                     Company Representations and Warranties

         Except as set forth in the Schedule of Exceptions to the representations and warranties of the Company attached hereto as Exhibit C, the Company represents and warrants to the Purchasers as set forth in this Section 3.

         3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state. The Company has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted. The Company is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which failure to be so qualified would have a material adverse effect on the Company's business as now conducted.

         3.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, the Registration Rights Agreement by and among the Company and the Purchasers in the form attached hereto as Exhibit D (the "Rights Agreement"), and the Business Agreement dated as of February 21, 1995 among the Company, SVG Lithography Systems, Inc. ("SVGL") and the Purchasers (the "Business Agreement"), to sell and issue the Shares hereunder, to issue the Conversion Stock issuable upon conversion of the Shares, and to carry out and perform its obligations under the terms of this Agreement, the Rights Agreement and the Business Agreement.

         3.3 Capitalization. The authorized capital stock of the Company upon the filing of the Series B Certificate with the Secretary of State of the State of Delaware will consist of 40,000,000 shares of Common Stock, of which 19,173,809 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, of which 10,000 shares have been designated Series A Convertible Redeemable Preferred Stock (the "Series A Preferred"), all of which are issued and outstanding, and of which 14,943 shares have been designated Series B Preferred, all of which will be sold to the Purchasers at the Closing. All of the outstanding shares of Common Stock and Series A Preferred have been, and all of the shares of Series B Preferred, when issued and sold at the Closing will be, validly issued, fully paid and nonassessable. The Series B Preferred shall have the rights, preferences, privileges and restrictions set forth in the Series B Certificate. No subscription, warrant, option or other right to purchase or acquire any shares of any class of capital stock of the Company or securities convertible into or exchangeable for such capital stock are outstanding other than: (i) 1,493,000 shares of Common Stock reserved for issuance upon conversion of the Shares, (ii) 1,000,000 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred, (iii) 1,200,000 shares of Common Stock reserved for issuance pursuant to the Company's Employee Stock Purchase Plan, (iv) an aggregate of 4,480,000 shares of Common Stock reserved for issuance pursuant to the Company's 1981 Amended Stock Option Plan, 1982 Employee Stock Option Plan, 1984 Stock Option Plan and 1987 Stock Option Plan, of which an aggregate of 2,503,706 shares of Common Stock were subject to outstanding options or available for future grant as of December 31, 1994 and (v) 1,750,000 shares of Common Stock reserved for issuance upon exercise of a warrant dated September 30, 1994 issued to Sematech, Inc. ("Sematech").

         3.4 Authorization. The execution, delivery and performance of this Agreement, the Business Agreement and the Rights Agreement by the Company have been duly authorized by all requisite corporate action, and this Agreement, the Rights Agreement and the Business Agreement constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.5 Conversion Stock. The Conversion Stock (i) has been duly and validly reserved for issuance, (ii) is not subject to preemptive or any other similar rights of stockholders of the Company, and (iii) when issued in accordance with the terms of the Series B Certificate, will be validly issued and outstanding, fully paid and nonassessable, and free of any liens or encumbrances, other than liens or encumbrances created by or imposed upon the holders through no action of the Company.

         3.6 Accuracy of Reports. All reports (the "SEC Reports") required to be filed by the Company during the period from October 2, 1993 (the commencement of fiscal year 1994) to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), copies of which have been furnished to the Purchasers, have been duly filed, were in substantial compliance with the requirements of their respective forms, were complete and correct in all material respects as of the dates at which the information was furnished, and none contained (as of their respective dates of filing) any untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which made, not misleading.

         3.7 Financial Statements and Changes. The Company has delivered to the Purchasers its consolidated balance sheets as of September 30, 1993 and September 30, 1994 and the related statements of operations, stockholders equity and cash flows and notes thereto for the fiscal years ended September 30, 1993 and September 30, 1994, each of which was accompanied by a related audit opinion of the Company's independent certified public accountants, Deloitte & Touche (or its predecessor) (collectively, the "Audited Financial Statements"). The Company has made available to the Purchasers its Quarterly Report on Form 10-Q for the period ended December 31, 1994. The unaudited balance sheet, statements of operations, stockholders equity and cash flows of the Company contained in the Quarterly Report on Form 10-Q for the period ended December 31, 1994 together with the Audited Financial Statements are herein referred to as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements (except as may be stated in the notes to the Audited Financial Statements or the related reports of independent accountants) and present fairly the Company's financial condition and results of operations and changes in financial position as of the dates and for the fiscal periods indicated.

         Except as otherwise disclosed herein, in the Financial Statements or in the SEC Reports, since December 31, 1994, there has not been:

                 (a) any change in the assets, liabilities, financial condition, business or results of operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse;

                 (b) any change in the contingent obligations of the Company, whether by way of guaranty, endorsement, indemnity, warranty or otherwise, except such other changes as do not, either individually or in the aggregate, constitute a material and adverse change in the financial condition of the Company;

                 (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

                 (d) any declaration or payment of any dividend or other distribution of the assets or securities of the Company in respect of outstanding Common Stock; or,

                 (e) to the Company's knowledge, any other event or condition of any character that has materially and adversely affected, or that could reasonably be expected to materially and adversely affect the Company's assets, liabilities, prospects, financial condition, business or results of operations.

         3.8 Registration Rights. Except as set forth (i) herein, (ii) in the Rights Agreement, (iii) in the warrant issued to Sematech, (iv) in the Registration Rights Agreement between the Company and The Perkin-Elmer Corporation ("Perkin-Elmer") dated as of August 29, 1990, as amended by Section 7 of the Series AA Convertible Redeemable Preferred Stock Purchase Agreement between the Company and Perkin-Elmer dated as of July 31, 1992, and (v) in the Letter Agreement dated February 9, 1995 between the Company and Perkin-Elmer, and except for the continuing practice of the Company to register its employee stock plans on Form S-8, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued under the Securities Act of 1933, as amended (the "Securities Act").

         3.9 Disclosure. No representation or warranty of the Company contained in this Agreement or the exhibits attached hereto (when read together and taken as a whole) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         3.10 No Conflict. The Company is not in violation or breach of any term of its Certificate of Incorporation or Bylaws, or to its knowledge in violation or breach of any material term of any indenture, mortgage, deed of trust or other agreement, instrument, court order, judgment, decree, statute, rule or regulation (each a "Term" and collectively the "Terms") to which it is a party or by which it is bound, the violation or breach of which would be materially adverse to the business of the Company or the consummation of the transactions contemplated hereby. The provisions of the Series B Certificate do not constitute any such violation, or conflict with or constitute a default under any such Term. The execution, delivery and performance of and compliance with this Agreement, the Rights Agreement and the Business Agreement, the issuance of the Securities pursuant to the terms hereof and the performance of the Company's obligations hereunder and thereunder (i) will not result in any violation or be in conflict with or constitute a default under any Term; (ii) will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such Term, in any such case in a manner which would be materially adverse to the business of the Company or the consummation of the transactions contemplated hereby; (iii) are not in violation or breach of, and will not conflict with or constitute a default under, any Term; and (iv) will not, to the knowledge of the Company, conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of its assets or properties.

         3.11 Governmental Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Federal or state governmental authority in the United States is required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or the issuance of the Securities or the consummation of any other transaction contemplated hereby, except (a) the filing of the Series B Certificate in the office of the Delaware Secretary of State, which will be completed prior to the Closing, and (b) if required, qualifications or filings in connection with exemptions under any applicable state "blue sky" laws and Federal securities laws, which qualifications or exemptions, if required, will have been obtained and will be effective on the Closing Date, or will be obtained or filed after the Closing Date within the prescribed time in order to secure such exemptions or qualifications.

         3.12 Patents, Trademarks, etc. The Company owns or has the right, or prior to the Closing will own or have the right, to use, free and clear of all liens, charges, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights necessary to its business as now conducted, and, to the best of its knowledge, is not infringing upon or otherwise acting adversely to the right or claimed right of, any person under or with respect to any of the foregoing. The Company has not received any written communications alleging that the Company has violated any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the Company's employment of such employees. Neither the execution nor delivery of this Agreement, the Rights Agreement, or the Business Agreement, nor the carrying on of the Company's business by the employees of the Company will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is necessary to utilize any inventions of any of its employees made prior to their employment by the Company.

                                    SECTION 4

                  Purchaser Representations and Warranties and
             Restrictions on Transfer Imposed by the Securities Act

         Each Purchaser, severally and not jointly, represents and warrants to the Company with respect to the Shares to be purchased by such Purchaser hereunder, as follows:

         4.1     Investment Intent.

                 (a) Purchaser has substantial experience in business and financial matters and is capable of evaluating the merits and risks of its investment in the Company and is able to bear the economic risks of its investment.

                 (b) Purchaser is an accredited investor as defined in Regulation D of the Securities Act.

                 (c) Purchaser is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

             (d) Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including the existence of a public market for the shares, the availability of certain current public information about the company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in a transaction directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.2 Corporate Power. Purchaser has all requisite legal and corporate power to execute and deliver this Agreement and the Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Rights Agreement.

         4.3 Authorization. The execution, delivery and performance of this Agreement and the Rights Agreement by the Purchaser has been duly authorized by all requisite corporate action, and this Agreement and the Rights Agreement constitute valid and binding obligations of Purchaser enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.4 Governmental Consents. No consent, approval or authorization of, or designation, declaration or filing with, any federal or state governmental authority in the United States is required on the part of Purchaser in connection with the valid execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby, except for such filings as may be required under the Exchange Act and the related rules and regulations thereunder subsequent to the issuance of the Shares.

                                    SECTION 5

                              Conditions to Closing

         5.1 Conditions to Purchasers' Obligations at Closing. The obligation of the Purchasers to purchase the Shares at the Closing is subject to the fulfillment to the satisfaction of the Purchasers on or prior to the Closing Date of the following conditions any of which may be waived in whole or in part by Purchasers purchasing at least a majority of the Shares:

                 (a) The representations and warranties made by the Company in
Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.

                 (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

                 (c) The Purchasers shall have received from Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, an opinion addressed to the Purchasers, dated the Closing Date, in substantially the form attached hereto as Exhibit E.

                 (d) The Company shall have delivered to the Purchasers a certificate, executed on the Company's behalf by the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date and certifying to the fulfillment of the conditions specified in paragraphs (a) and (b) of this
Section 5.1.

                 (e) The Company shall have obtained all necessary state "blue sky" law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

                 (f) The Series B Certificate shall have been filed with the Delaware Secretary of State.

                 (g) All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Purchasers.

                 (h) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the proposed transactions by any legislature, administrative agency, court or other governmental authority which would make consummation of the proposed transactions pursuant to this Agreement illegal or render the Company or Purchasers unable to consummate the proposed transactions nor shall there have been filed any proceeding in a court of competent jurisdiction seeking to enjoin or restrain the transactions contemplated by this Agreement.

         5.2 Conditions to Company's Obligations. The Company's obligation to sell and issue the Shares to the Purchasers at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the
Company:

                 (a) The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.

                 (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

                 (c) The Company shall have obtained all necessary state "blue sky" law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

                 (d) The Series B Certificate shall have been filed with the Delaware Secretary of State.

                 (e) All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

                 (f) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the proposed transactions by any legislature, administrative agency, court or other governmental authority which would make consummation of the proposed transactions pursuant to this Agreement illegal or render the Company or Purchasers unable to consummate the proposed transactions nor shall there have been filed any proceeding in a court of competent jurisdiction seeking to enjoin or restrain the transactions contemplated by this Agreement.

                                    SECTION 6

                                    Covenants

         6.1     Required Registration.

                 (a) If within six months following the Closing Date the Company completes a firm commitment underwritten public offering of its Common Stock with aggregate gross proceeds to the Company of at least $35,000,000 (a "Qualified Offering") the Company shall, no later than 60 days after the closing date of such Qualified Offering, prepare and file a registration statement with the SEC under the Securities Act to register the resale of the Conversion Stock by the Purchasers (the "Registration Statement") and cause the shares to be automatically converted into Conversion Stock in accordance with the provisions of Section 6(b) of the Series B Certificate.

                 (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Conversion Stock resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of a single counsel for all Purchasers, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the Conversion Stock and all fees and disbursements of any counsel to the Purchasers other than the firm designated to represent all of the Purchasers in such registration.

                 (c) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to, at its expense: (i) keep such registration effective until the earlier of
(A) such date as all of the Conversion Stock has been resold and (B) such time as all of the Conversion Stock held by the Purchasers can be disposed of without volume limitations pursuant to Rule 144(k) under the Securities Act; (ii) prepare and file with the Securities Exchange Commission (the "SEC") such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Purchaser from time to time may reasonably request; (iv) cause all Conversion Stock registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Conversion Stock registered pursuant to the Registration Statement and a CUSIP number for all such Conversion Stock;
(vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; (vii) file the documents required of the Company and otherwise use its best efforts to maintain requisite blue sky clearance in (A) all jurisdictions in which any shares of the Conversion Stock are originally sold and (B) any other state specified in writing by a Purchaser, provided as to clause (B), that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not at the time of such request so qualified or has not at the time of such request so consented; and (viii) to the extent reasonably requested by the managing underwriter for such offering or the Purchasers, participate in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows".

                 (d) The Company shall furnish to each Purchaser upon a request a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Conversion Stock held by the Purchaser.

                 (e) With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell Conversion Stock to the public without registration or pursuant to a registration on Form S-3, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until such date as all of the Conversion Stock shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Conversion Stock, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the selling of any such Conversion Stock without registration or pursuant to such Form S-3.

                 (f) At any time the Company may refuse to permit a Purchaser to resell any shares of Conversion Stock pursuant to the Registration Statement; provided, that in order to exercise this right, the Company must deliver a certificate in writing to the Purchasers to the effect that withdrawal of the right to sell pursuant to such Registration Statement is necessary because a sale pursuant to the Registration Statement in its then-current form could constitute a violation of the federal securities laws because there exists material nonpublic information about the Company that the Company is required to disclose. In such an event, the Company shall use its best efforts to amend the Registration Statement if necessary and take all other actions necessary to allow such sale under the federal securities laws, and shall notify the Purchasers promptly after it has determined that such sale may be made. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right to refuse to permit a Purchaser to resell pursuant to the Registration Statement more than once in any twelve (12) month period, and the period during which such Registration Statement may be withdrawn shall not exceed fifteen (15) calendar days. Each Purchaser hereby covenants and agrees that it will not sell any shares of Conversion Stock pursuant to the Registration Statement during the periods the right to sell pursuant to the Registration Statement is withdrawn as set forth in this Section 6.1(f).

         6.2     Indemnification.

                 (a) The Company will indemnify each Purchaser, each of its officers and directors and each person controlling such Purchaser within the meaning of Section 15 of the Securities Act, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Purchaser, each of its officers and directors and each person controlling such Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Company by such Purchaser or underwriter and stated to be specifically for use therein.

                 (b) Each Purchaser will, if shares of Conversion Stock held by such Purchaser are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Purchaser, each of its officers and directors and each person controlling such Purchaser within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Purchasers, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Purchaser and stated to be specifically for use therein; provided, however, that the obligations of such Purchasers hereunder shall be limited to an amount equal to the net proceeds to each such Purchaser.

                 (c) Each party entitled to indemnification under this Section
6.2 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that, (i) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice and (ii) the Indemnifying Party shall not assume the defense of matters as to which there is a conflict of interest or separate and different defenses, but shall instead pay, in all such instances, all reasonable legal fees and expenses incurred by counsel (including local counsel) for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         6.3 Additional Registration Rights. If the Company is unable to complete a Qualified Offering but two of the Purchasers elect to convert the Series B Preferred within 30 days of the failure of such Qualified Offering, the Company shall, no later than 60 days after receipt of the Purchasers written request, file a Registration Statement with respect to the Conversion Stock. Thereafter, the Purchasers' rights to have shares of Conversion Stock registered pursuant to the terms of this Agreement shall terminate and the Purchasers shall have only those rights set forth in, and the Company will be bound by the terms of, the Rights Agreement.

         6.4 "Stand-Off" Agreement. In connection with the filing of a Registration Statement pursuant to Section 6.1 or 6.3, each Purchaser shall agree not to sell publicly or otherwise transfer or dispose of any Conversion Stock or other Common Stock of the Company held by such Purchaser for a specified period of time (not to exceed 210 days) following the date hereof; provided, the Purchasers may sell the Conversion Stock or any other securities of the Company without regard to the provisions of this Section 6.4 if (i) a tender or exchange offer is made (as evidenced by the filing with the SEC of a Schedule 14D-1 (or any successor form promulgated or adopted for such purpose by the SEC) and the actual dissemination of tender offer materials to security holders) by another person, entity or group to purchase or exchange for cash or other consideration any shares of Common Stock or rights, warrants or options therefor which, if successful, would result in such person, entity or group beneficially owning or having the right to acquire more than a majority of the voting shares of the Company; (ii) in the event of a Transaction (as defined in the Business Agreement) upon the earlier of (x) the public announcement or disclosure or (y) consummation of a Transaction; or (iii) in the event of a material breach of any covenant in the Business Agreement.

         6.5 Information Rights. The Company will furnish the following reports to each Purchaser for so long as such Purchaser is a holder of any shares of Series B Preferred.

             (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent public accountants of national standing selected by the Company.

                 (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within forty-five (45) days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and unaudited consolidated statements of cash flows of the Company and its subsidiaries for such period prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from year-end audit adjustments and the absence of footnotes.

         6.6 Right of First Offer. For so long as any Purchaser holds any shares of Series B Preferred Stock, if one or more Purchasers join together in a partnership, limited partnership, syndicate, or otherwise act in concert for the purpose of disposing of more than 5% of the shares (as adjusted for stock splits or similar events after the date hereof) of the voting stock of the Company to a single person or transferee or any group of affiliated persons or transferees, the Purchasers proposing to sell such shares (the "Sellers") shall give the Company the opportunity to purchase such stock, in the following manner:

                 (a) The Seller(s) shall give notice (the "Transfer Notice") to the Company in writing of such intention, specifying the number and kind of securities proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms, upon which such disposition is proposed to be made, including the names of the proposed purchasers or transferees if such persons have been identified.

                 (b) The Company shall have the right, exercisable by written notice given by the Company to the Seller(s), to purchase all, but not less than all, the shares specified in such Transfer Notice upon the terms specified in such Transfer Notice. The purchase of the shares by the Company must be completed within 30 calendar days from the receipt of the transfer notice. The Company and the Seller(s) shall use their best efforts to secure during such period any approvals required on their respective parts in connection therewith. The Company shall have the right to pay for such shares specified in the Transfer Notice: (a) the same amount in cash, if the consideration to be paid consists of cash, or (b) to the extent that the consideration to be paid does not consist of cash, consideration per share equivalent to that set forth in the Transfer Notice, or an amount of cash having equivalent value, as determined by mutual agreement of the Company and the Seller(s).

                 (c) If the Company (or its assignees) does not exercise its right of first offer hereunder within the time specified for such exercise, the Seller(s) shall be free, during the period of six (6) months following the date of the Transfer Notice, to sell the shares specified in such Transfer Notice for such consideration and on such other material terms as shall be no more favorable to the purchaser of the shares than the terms specified in such Transfer Notice.

                 (d) The provisions of this Section 6.6 shall terminate upon the earlier to occur of (i) the conversion of the Series B Preferred Stock into Common Stock as set forth in Section 6.1(a) and 6.3 of this Agreement and (ii) such time as the Purchasers no longer cumulatively hold 5% of the voting securities of the Company.

                                    SECTION 7

                                  Miscellaneous

         7.1 Public Announcements. The Company shall obtain the consent of each of the Purchasers and any Purchaser shall obtain the consent of the Company and each other Purchaser prior to any public announcement relating to this Agreement, provided that the Company shall be permitted to make any public announcement which is required pursuant to the Securities Act or the Exchange Act or the rules or regulations thereunder, however the Company shall, upon a Purchaser's request, seek confidential treatment of such materials or information that a Purchaser may designate.

         7.2     Finder's Fee.

                 (a) The Company (i) represents and warrants that the Company has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible.

                 (b) Each Purchaser (i) represents and warrants that such Purchaser has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company and the other Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, is responsible.

         7.3 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or the Purchasers, upon any breach or default under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character by the Company or any Purchaser of any breach or default under this Agreement, or any waiver by the Company or any Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in writing, and all remedies, either under this Agreement, or by law or otherwise afforded to the Company or Purchasers, shall be cumulative and not alternative.

         7.4 Waivers and Amendments. The obligations and rights of the Company and the Purchasers under this Agreement may be waived or this Agreement may be amended upon the written consent of the Company and the Purchasers. This Agreement and the provisions hereof may not be waived or amended except pursuant to a written instrument signed by the required party or parties as aforesaid.

         7.5 Severability. In the event that any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         7.6 Survival. The representations, warranties, covenants and agreements made here in shall survive any investigation made by Purchasers and the Company and the Closing of the transactions contemplated hereby.

         7.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         7.8 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered (a) personally;
(b) by facsimile transmission (with verification of transmission without error, and with copy promptly sent by national postal service (airmail delivery) or Federal Express or similar courier); (c) by Federal Express or similar overnight courier; or (d) by airmail, via the national postal service; in each case with all delivery or postal charges pre-paid. Notices shall be addressed (a) if to Intel, at Intel's address as set forth on the signature page of this Agreement,
Attention: F. Thomas Dunlap, Vice-President and General Counsel (Telephone:
(408) 765-1126; Fax (408) 765-1809), with a copy to Arvind Sodhani, Treasurer, at the same address, (b) if to Motorola Inc., to 6501 William Canon West, Austin, Texas 78735 as set forth on the signature page of this Agreement,
Attention: Bill Walker, Corporate Vice President (Telephone (512) 891-4919, Fax:
(512) 891-8379, with a copy to Linda B. Valentine, Vice President (708) 576-3921; Fax (708) 576-2818 at the address as set forth on the signature page of this Agreement, (c) if to Texas Instruments Incorporated, at Texas Instruments' address as set forth on the signature page of this Agreement,
Attention: Charles D. Tobin (Telephone (214) 917-3810, Fax: (214) 917-3804, with a copy to Texas Instruments Incorporated, P.O. Box 655474, M/S 241, Dallas, Texas 75265, Attention: Richard J. Agnich, Esq. and Richard L. Thurston, Esq. (Telephone (214) 995-4855, Fax: (214) 995-3511), (d) if to any permitted transferee of Series B Preferred hereunder, then to

Purchaser's address or such other address as the transferee shall furnish to the Company in writing pursuant to the provisions hereof, or (e) if to the Company, at the Company's address set forth on the signature page of this Agreement,
Attention: Chief Financial Officer (telephone number (408) 434-0500; facsimile number (408) 954-1233), with copy to the attention of Robert T. Clarkson at Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California (telephone number (415) 493-9300; facsimile number (415) 493-6811), or at such other address as the Company shall have furnished to the Purchasers (or transferees, as aforesaid) in writing.

                 Each such notice or communication, addressed and posted as aforesaid, shall for all purposes of this Agreement be treated as effective or having been given (a) when delivered, if delivered personally; (b) the business day on which the notice or communication is sent, if delivered by facsimile transmission as provided above; (c) upon the earlier of its receipt or two (2) business days after the business day of deposit with Federal Express or similar overnight courier, if delivered by such means; or (d) upon the earlier of its receipt or five (5) business days after the business day of deposit with the national postal service for airmail delivery, if delivered by such means.

         7.9 Entire Agreement. This Agreement, the Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersede any and all prior agreements and understandings among the parties.

         7.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California and the Federal laws of the United States as they apply to contracts entered into and wholly to be performed within the State of California by California residents.

         7.11 Expenses. The Company and the Purchasers shall each bear all expenses that such respective party has incurred or incurs in connection with this Agreement and the transactions contemplated hereby, and any amendments or waivers hereto.

         7.12 Attorneys' Fees. In the event of any litigation in a court of competent jurisdiction arising in connection with this Agreement and the transactions contemplated hereby, the prevailing party in judgment shall be entitled to recover reasonable legal fees and costs in connection with such action.

         7.13 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

COMPANY:                                 SILICON VALLEY GROUP, INC.
                                         a Delaware corporation

                                         By: /s/ Papken Der Torossian
                                            -------------------------------
                                            Papken Der Torossian,
                                            Chairman and
                                            Chief Executive Officer

                                         Address: 2240 Ringwood Avenue
                                                  San Jose, CA 95131

PURCHASERS:                              INTEL CORPORATION
                                         a Delaware corporation

                                         By: /s/ Arvind Sodhani
                                            --------------------------------
                                         Title: Vice President and Treasurer
                                               -----------------------------

                                         Address: 2200 Mission College Boulevard
                                                  Santa Clara, CA  95052
                                                  M/S

                                         MOTOROLA INC.
                                         a Delaware corporation

                                         By: /s/ Larry Gartin
                                            -------------------------------
                                         Title: Sr. Vice President and
                                                Dir. of Finance, SPS
                                               ----------------------------

                                         Address: 1303 East Algonquin
                                                  Schaumburg, IL  60196

                                             TEXAS INSTRUMENTS INCORPORATED
                                             a Delaware corporation

                                             By: /s/ Jerry R. Junkins
                                                -----------------------------
                                             Title: Chairman, President & CEO
                                                   --------------------------

                                             Address: 7839 Churchill Way
                                                      P.O. Box 650311, M/S 3995
                                                      Dallas, Texas 75265

                                EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                                                            AGGREGATE           NUMBER OF
 NAME AND ADDRESS OF PURCHASER                                            PURCHASE PRICE          SHARES
- ---------------------------------------------------                       --------------        ---------
 Intel Corp.                                                               $ 10,001,848            4,981
 2200 Mission College Boulevard
 Santa Clara, CA  95052
 Attention:  Randy Tinsley

 Motorola, Inc.                                                              10,001,848            4,981
 1303 East Algonquin
 Schaumberg, IL  60196
 Attention:  Paul Reidy

                                                                             10,001,848            4,981
 Texas Instruments, Inc.
 13510 North Central Expressway
 MS 241
 Dallas, TX  75243
 Attention:  Richard Thurston
                                                                           ------------           ------
 TOTAL                                                                     $ 30,005,544           14,943
                                                                           ============           ======